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                                                                    Exhibit 10.7



         [FORM OF STANDARD (100% OF FAIR MARKET VALUE) OPTION AGREEMENT]

                      THE 1985 STOCK OPTION AND AWARD PLAN
                           OF TRANSAMERICA CORPORATION
                       NONQUALIFIED STOCK OPTION AGREEMENT

                  Transamerica Corporation (the "Company") hereby grants you, [NAME OF EMPLOYEE] (the "Employee"), a nonqualified stock option under the Company's 1985 Stock Option and Award Plan (the "Plan"), to purchase shares of common stock of the Company ("Shares"). The date of this Agreement is [DATE] (the "Grant Date"). In general, the latest date this option will expire is [DATE 10 YEARS AFTER GRANT DATE] (the "Expiration Date"). However, as provided in Appendix A (attached hereto), this option may expire earlier than the Expiration Date. Subject to the provisions of Appendix A and of the Plan, the principal features of this option are as follows:

Maximum Number of Shares
Purchasable with this Option: [NUMBER A]    Purchase Price per Share:$[NUMBER B]

       Scheduled Vesting Dates:                    Number of Shares:

       [DATE 1 YEAR FROM GRANT DATE]               [25% OF NUMBER A]
       [DATE 2 YEARS FROM GRANT DATE]              [25% OF NUMBER A]
       [DATE 3 YEARS FROM GRANT DATE]              [25% OF NUMBER A]
       [DATE 4 YEARS FROM GRANT DATE]              [25% OF NUMBER A]

          Event Triggering                             Maximum Time to Exercise
       Termination of Option:                          After Triggering Event*:

Termination of Employment within 1 year of Grant Date                   None
Termination of Employment due to Disability                             3 years
Termination of Employment due to Retirement                             3 years
Termination of Employment due to death                                  1 year
Termination of Employment within 1 year after a Change of Control
   for a reason other than Disability, Retirement or death              1 year
All other Terminations of Employment                                    3 months

* However, in no event may this option be exercised after the Expiration Date (except in certain cases of the death of the Employee).

         Your signature below indicates your agreement and understanding that this option is subject to all of the terms and conditions contained in Appendix A and the Plan. For example, important additional information on vesting and termination of this option is contained in Paragraphs 5 through 8 of Appendix A. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS OPTION.

TRANSAMERICA CORPORATION                              EMPLOYEE


By
     ------------------------                         ------------------------
     Title:                                           [NAME]


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                                   APPENDIX A

                TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTION

                  1. Grant of Option. The Company hereby grants to the Employee under the Plan, as a separate incentive in connection with his or her employment and not in lieu of any salary or other compensation for his or her services, a nonqualified stock option to purchase, on the terms and conditions set forth in this Agreement and the Plan, all or any part of an aggregate of [NUMBER A] Shares.

                  2. Exercise Price. The purchase price per Share for this option (the "Exercise Price") shall be $[NUMBER B], which is the Fair Market Value of a Share on the Grant Date.

                  3. Number of Shares. The number and class of Shares specified in Paragraph 1 above, and/or the Exercise Price, are subject to adjustment by the Committee in the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, distribution or other change in the corporate structure of the Company affecting the Shares (an "Event"). Any such adjustment shall be made by the Committee as constituted immediately prior to the applicable Event (the "Applicable Committee") and shall be designed so that if the Employee (or any beneficiary) exercises this option after an Event, he or she shall receive (upon payment of the Exercise Price for each Share exercised) the securities and any other property (other than regular cash dividends) which the Employee (or beneficiary) would have been entitled to had he or she instead acquired the Shares on the Grant Date and held them through the date of exercise. Notwithstanding the preceding, (a) the number of Shares subject to this option always shall be a whole number, and (b) if the Applicable Committee determines that the delivery of securities or other property (other than Shares) from any such adjustment would create an undue burden or expense, the Employee (or beneficiary) instead shall receive a lump sum cash payment equal to the fair market value (as determined by the Applicable Committee) of such securities or other property.

                  4. Consideration. Subject to the provisions of Paragraph 14 below, the Employee agrees to remain in the employ of the Company and/or an Affiliate for at least one (1) year after the Grant Date. This option may not be exercised as to any Shares subject thereto unless and until the expiration of such one (1) year period. In the event of the Employee's Termination of Employment for any reason during such one (1) year period, this option shall terminate and all rights hereunder shall cease.

                  5. Vesting Schedule. Except as otherwise provided in this Agreement, the right to exercise this option will vest as to twenty-five percent
(25)% of the Shares specified in Paragraph 1 above on the first anniversary date of the Grant Date, and as to an additional twenty-five percent (25%) on each succeeding anniversary date, until the right to exercise this option shall have vested with respect to one hundred percent (100%) of such Shares. Shares scheduled to vest on any such anniversary date actually will vest only if the Employee has not incurred a Termination of Employment prior to such date.

                  6. Effect of Change of Control. Notwithstanding any contrary provision of this Agreement, immediately upon the occurrence of a Change of Control prior to the Employee's Termination of Employment, the right to exercise this option shall vest as to one hundred percent (100%) of the Shares subject thereto.

                  7. Termination of Option. Except as provided in the last sentence of this Paragraph 7, in the event of the Employee's Termination of Employment for any reason other than Retirement, Disability or death, the Employee may, within three (3) months after the date of such Termination, or prior to the Expiration Date, whichever shall first occur, exercise any vested but unexercised portion of this option. In the event of the Employee's Termination of Employment due to Disability, the Employee may, within three (3) years after the date of such Termination, or prior to the Expiration Date, whichever shall first occur, exercise any vested but unexercised portion of this option. In the event of the Employee's Termination of Employment due to Retirement, the Employee may, within three (3) years from the date of such Termination, or prior to the Expiration Date, whichever shall first occur, exercise any vested but unexercised portion of this option. In the event of the Employee's Termination of Employment within one year after a Change of Control for any reason other than Retirement, Disability or death, the Employee may, within one (1) year after the date of such Termination, or prior to the Expiration Date, whichever shall first occur, exercise any vested but unexercised portion of this option.

                  8. Death of Employee. In the event that the Employee dies while in the employ of the Company and/or an Affiliate or during the three (3) month, three (3) year or one (1) year periods referred to in Paragraph 7 above, the Employee's designated beneficiary, or if no beneficiary survives the Employee, the administrator or executor of the Employee's estate, may, within one (1) year after the date of death, exercise any vested but unexercised portion of the option. Any such transferee must furnish the Company (a) written notice of his or her status as a transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer of this option and compliance with any laws or regulations pertaining to such transfer, and (c) written acceptance of the terms and conditions of this option as set forth in this Agreement.

                  9. Persons Eligible to Exercise Option. This option shall be exercisable during the Employee's lifetime only by the Employee. The option shall not be transferable by the Employee, except by (a) a valid beneficiary designation made in a form and manner acceptable to the Committee, or (b) will or the applicable laws of descent and distribution.

                  10. Exercise of Option. This option may be exercised by the person then entitled to do so as to any Shares which may then be purchased (a) by giving written notice of exercise to the Secretary of the Company (or his or her designee), specifying the number of full Shares to be purchased and accompanied by full payment of the Exercise Price (and the amount of any income tax the Company determines is required to be withheld by reason of such exercise), and (b) by giving satisfactory assurances in writing if requested by the Company, signed by the person exercising the option, that the Shares to be purchased upon such exercise are being purchased for investment and not with a view to the distribution thereof. In the absolute discretion of the Committee, the person entitled to exercise the option may elect to satisfy the income tax withholding requirement described in subparagraph (a) above by having the Company withhold Shares or by delivering to the Company already-owned Shares. No partial exercise of this option may be for less than ten (10) Share lots or multiples thereof.

                  11. Discretion to Pay Appreciation Value. The Committee, in its absolute discretion, may elect (in lieu of accepting the exercise price tendered and delivering the Shares as to which the option has been exercised) to pay the Employee in cash or in Shares, or a combination of cash and Shares, an amount equal to the amount by which the Fair Market Value of the Shares exceeds the exercise price of the option (the "Appreciation Value"). The Committee's election to pay the Appreciation Value pursuant to this paragraph 11 shall be made by giving written notice to the Employee (or other person exercising the option).

                  12. Suspension of Exercisability. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of the purchase of Shares hereunder, this option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company shall make reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

                  13. No Rights of Stockholder. Neither the Employee (nor any beneficiary) shall be or have any of the rights or privileges of a stockholder of the Company in respect of any of the Shares issuable pursuant to the exercise of this option, unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee (or beneficiary).

                  14. No Effect on Employment. The Employee's employment with the Company and its Affiliates is on an at-will basis only. Accordingly, subject to any written, express employment contract with the Employee, nothing in this Agreement or the Plan shall confer upon the Employee any right to continue to be employed by the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company or the Affiliate, which are hereby expressly reserved, to terminate the employment of the Employee at any time for any reason whatsoever, with or without good cause. Such reservation of rights can be modified only in an express written contract executed by a duly authorized officer of the Company or the Affiliate employing the Employee. For purposes of this Agreement, the transfer of employment of the Employee between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment.

                  15. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at 600 Montgomery Street, San Francisco, California 94111, or at such other address as the Company may hereafter designate in writing.

                  16. Option is Not Transferable. Except as otherwise expressly provided herein, this option and the rights and privileges conferred hereby may not be transferred, pledged, assigned or otherwise hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, pledge, assign, hypothecate or otherwise dispose of this option, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this option and the rights and privileges conferred hereby immediately shall become null and void.

                  17. Other Benefits. Except as provided below, nothing contained in this Agreement shall affect the Employee's right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or program of the Company or any Affiliate. Notwithstanding any contrary provision of this Agreement, in the event that the Employee receives a hardship withdrawal from his or her pre-tax account under the Company's Employees Stock Savings Plan (the "SSP"), this option may not be exercised during the twelve (12) month period following the receipt of such withdrawal, unless the Committee determines that such exercise (or a particular manner of exercise) would not adversely affect the continued tax qualification of the SSP.

                  18. Maximum Term of Option. Notwithstanding any other provision of this Agreement except Paragraph 8 above relating to the death of the Employee (in which case this option is exercisable to the extent set forth therein), this option is not exercisable after the Expiration Date.

                  19. Binding Agreement. Subject to the limitation on the transferability of this option contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

                  20. Conditions to Exercise. The Exercise Price for this option must be paid in the legal tender of the United States or, in the Committee's sole discretion, in Shares of equivalent value. Exercise of this option will not be permitted until satisfactory arrangements have been made for the payment of the appropriate amount of withholding taxes (as determined by the Company).

                  21. Plan Governs. This Agreement is subject to all of the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms and phrases used and not defined in this Agreement shall have the meaning set forth in the Plan.

                  22. Committee Authority. The Committee shall have all discretion, power, and authority to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

                  23. Captions. The captions provided herein are for convenience only and are not to serve as a basis for the interpretation or construction of this Agreement.

                  24. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

                  25. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.